Exhibit 3.3

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ACCURIDE CORPORATION

Accuride Corporation, organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

ONE:              The original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on November 14, 1986. A Certificate of Amendment of Certificate of Incorporation Before Payment of Capital of this corporation was filed with the Secretary of State of the State of Delaware on December 9, 1986.  A Certificate of Correction to the Certificate of Amendment of this corporation was filed with the Secretary of State of the State of Delaware on December 12, 1986.  A Certificate of Ownership and Merger of this corporation was filed with the Secretary of State of the State of Delaware on December 27, 1989.  A Certificate of Amendment of Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on January 21, 1998.  A Certificate of Ownership and Merger of this corporation was filed with the Secretary of State of the State of Delaware on August 16, 2001.  A second Certificate of Ownership and Merger of this corporation was filed with the Secretary of State of the State of Delaware on August 16, 2001.  A Certificate of Ownership and Merger of this corporation was filed with the Secretary of State of the State of Delaware on August 17, 2001.  A second Certificate of Ownership and Merger of this corporation was filed with the Secretary of State of the State of Delaware on August 17, 2001.  A Certificate of Ownership and Merger of the Corporation was filed with the Secretary of State of the State of Delaware on December 20, 2002.  A Certificate of Amendment of Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on December 23, 2004.  A Certificate of Amendment of the Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on April 21, 2005.

TWO:            The Certificate of Incorporation of this corporation, as amended, is hereby amended and restated in its entirety to read as follows:

I.

The name of the corporation is Accuride Corporation (the “Corporation”).

II.

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

III.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

IV.

This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares which the Corporation is authorized to issue is One Hundred Five Million (105,000,000) shares, One Hundred Million (100,000,000) shares of which shall be Common Stock and Five Million (5,000,000) shares of which shall be Preferred Stock.  The Preferred Stock shall have a par value of one cent ($0.01) per share and the Common Stock shall have a par value of one cent ($0.01) per share.  The Preferred Stock may be issued from time to time, in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof.

The Board of Directors of the Corporation is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

V.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation.  Notwithstanding the foregoing, the Bylaws of the Corporation may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the Corporation, voting together as a single class.

VI.

The Board of Directors of the Corporation shall have that number of directors set out in the Bylaws of the Corporation as adopted or as set from time to time by a duly adopted amendment thereto by the Directors or stockholders of the Corporation.

Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director, and not by the stockholders.  In the event of any increase or decrease in the authorized number of directors, each director then serving as such shall nevertheless continue as a director until the expiration of his or her current term or his or her prior death, retirement, removal or resignation.   In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.  Notwithstanding the foregoing, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

VII.

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

VIII.

No action shall be taken by the stockholders except at an annual or special meeting of stockholders.  The stockholders may not take action by written consent.

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

IX.

To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

The Corporation may indemnify and advance indemnification expenses to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.  The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such director, officer or employee against any liability which may be asserted against him or her and may enter contracts providing for the indemnification of any such person to the fullest extent permitted by law.

Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Corporation’s Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

X.

The Corporation is to have perpetual existence.

XI.

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide.  The books of the Corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors in the Bylaws.

XII.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation; provided, however, that no amendment, alteration, change or repeal may be made to Article V, VI, VIII, IX or XII without the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the Corporation, voting together as a single class.

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THREE:         This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of this Corporation.

FOUR:           This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law by the Board of Directors and the stockholders of the Corporation.

IN WITNESS WHEREOF, ACCURIDE CORPORATION has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this ___ day of April, 2005.

ACCURIDE CORPORATION

By:
Terrence J. Keating
President and Chief Executive Officer